Exhibit 3.2

LIMITED LIABILITY COMPANY AGREEMENT

  OF

RIALTO COMMERCIAL MORTGAGE SECURITIES, LLC

THIS LIMITED LIABILITY COMPANY AGREEMENT, effective as of the 3rd day of May, 2016 (this “Agreement”), of RIALTO COMMERCIAL MORTGAGE SECURITIES, LLC (the “Company”) is entered into by RIALTO HOLDINGS, LLC, a Delaware limited liability company, as the sole member (the “Member”) of the Company. The Member has directed the formation of a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act, as amended from time to time (the “Act”), and hereby agrees as follows:

1.            Formation. The Company shall be formed under and pursuant to the provisions of the Act. Liat Heller, as an authorized person within the meaning of the Act, has executed, delivered and filed the Certificate of Formation of the Company (the “Certificate”) with the Secretary of State of the State of Delaware (the “Secretary of State”) on May 3, 2016. Upon the execution of this Agreement by the Member, her powers as an authorized person shall cease and the Member and the Managers (as defined below) shall thereafter be designated as authorized persons within the meaning of the Act. The Managers shall execute, deliver and file or cause to be executed, delivered and filed any other applications (and any amendments and/or restatements thereof) necessary for the Company to qualify to transact business in a jurisdiction in which the Company may wish to conduct business. By its execution and delivery of this Agreement, the Member hereby ratifies the formation of the Company under the provisions of the Act pursuant to the filing of the Certificate with the Secretary of State, and confirms its admission to the Company as the Member.

2.            Name. The name of the Company is RIALTO COMMERCIAL MORTGAGE SECURITIES, LLC.

3.            Purpose and Powers of the Company. Except as restricted by this Agreement, the Company is organized for any legal and lawful purpose for which a limited liability company may be organized pursuant to the Act.

4.            Principal Place of Business. The principal place of business of the Company shall be 790 NW 107th Avenue, Suite 400, Miami, Florida 33172 or at such other place or places as may be determined by the Member.

5.            Registered Office. The address of the registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

6.            Registered Agent. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

7.            Member. The name and business address of the Member are as follows:

Name	Address

Rialto Holdings, LLC	790 NW 107th Avenue, Suite 400
Miami, Florida 33172

8.            Management of the Company.

(a)          Management. The management of the Company shall be vested in a Board of Managers whose members (the “Managers”) shall be the “managers” of the Company within the meaning of the Act and shall have all of the powers and authorities in respect of the Company permitted to managers under the Act and this Agreement (the “Board” or the “Board of Managers”). Except as expressly set forth in this Agreement or as granted to the Member, with respect to any and all matters that would come before the Member for approval pursuant to the Act and other applicable Law, such matters shall be approved by the Board of Managers in its sole discretion and the actions of the Board, when taken in accordance with this Agreement, shall bind the Company. Each Manager will have one vote, and, except as otherwise provided in this Agreement, the affirmative vote of a majority of the Managers shall be the act of the Board.

(b)          Number and Election of Members of Board of Managers. The total number of members of the Board of Managers initially shall be three (3). The members of the Board shall from time to time be designated by the Member. The initial three (3) members of the Board shall be Jeffrey P. Krasnoff, Jay Mantz and Cheryl Baizan. Any designated member of the Board of Managers may be removed and replaced, at any time and from time to time, with or without cause, by the Member in its sole discretion. Any and all vacancies on the Board, whether created by the death, resignation or removal of any member of the Board of Managers shall be filled by the Member. The total number of members constituting the Board of Managers may not be increased or decreased except by the Member. Members of the Board of Managers need not be Members of the Company.

(c)          Meetings. The meetings of the Managers shall be held from time to time at such time as designated by the Board in its sole discretion. A special meeting of the Board may be called at any time by any Manager. All Managers shall cooperate with one another to reasonably accommodate travel and availability schedules for Board meetings. Notice of any meeting shall be given not less than three (3) days before such meeting. Attendance of any meeting of the Board of Managers shall constitute waiver of the notice requirement unless attended for the sole purpose of objecting to such meeting on grounds of insufficient notice. Notice of a meeting need not state the purpose thereof. Any Manager may participate and act at any meeting through the use of a conference telephone, video-conference or other communications equipment by means of which all persons participating in the meeting can hear each other.

(d)          Action without Meeting. Except as otherwise required under the Act or this Agreement, any action required or permitted to be taken at a meeting of the Board may be taken without a meeting and without a vote if a written consent describing the action so taken is signed by the Managers that would be necessary to authorize or take such action at a meeting of the Board as would be required under this Agreement. A copy of such written consent shall thereafter by promptly sent by the Company to any Manager not executing same.

9.            Officers and Other Agents.

(a)          Number; Titles; Election; Term; Qualification. The Board shall have the authority to appoint officers of the Company, from time to time, who shall have the relative powers and duties set forth in this Agreement or as otherwise assigned thereto by the Board. The officers of the Company may include one or more of a Chief Executive Officer and/or a President, a Chief Operating Officer, a Chief Financial Officer and/or a Treasurer, a Chief Accounting Officer, a Vice President, a Secretary and a General Counsel. The Company may also have an Executive Vice President, one or more Senior Vice Presidents (and, in the case of each Senior Vice President, with such descriptive title, if any, as the Board shall determine), one or more Vice Presidents (and, in the case of each Vice President, with such descriptive title, if any, as the Member shall determine), one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers and such agents as the Board may from time to time elect or appoint. Each officer and agent shall hold office until his or her successor has been elected or appointed and qualified. Any individual may hold any number of offices. No officer or agent need be a member, a manager, a resident of the State of Delaware or a citizen of the United States.

(b)          Removal. Any officer or agent elected or appointed by the Board may be removed by the Board, with or without cause, whenever in the judgment of the Board the best interest of the Company will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the individual so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

(c)          Vacancies. Any vacancy occurring in any office of the Company may be filled by the Member.

(d)          Authority. Officers shall have such authority and perform such duties in the management of the Company as are provided in this Agreement or as may be determined by resolution of the Board.

(e)          Compensation. The compensation, if any, of officers, employees and agents shall be fixed from time to time by the Member.

(f)           Chief Executive Officer. The Chief Executive Officer of the Company, subject to the supervision of the Board, shall have general management and control of the business and property of the Company in the ordinary course of its business with all such powers with respect to such general management and control as may be reasonably incident to such responsibilities, including the power to employ, discharge, or suspend employees and agents of the Company, to fix the compensation of employees and agents, and to suspend, with or without cause, any officer of the Company pending final action by the Board with respect to continued suspension, removal, or reinstatement of such officer. The Chief Executive Officer may, without limitation, agree upon and execute all documents, agreements, instruments, orders, bonds, contracts, and other obligations in the name of the Company.

(g)          President, Executive Vice President, Chief Operating Officer, Chief Financial Officer, Senior Vice Presidents and Vice Presidents. In the case of the absence or disability of the Chief Executive Officer, the President shall perform the duties and exercise the powers of the Chief Executive Officer. The Executive Vice President, Chief Operating Officer, Chief Financial Officer, each Senior Vice President and the Vice President, if there is one, or if there shall be more than one, the Vice Presidents (in the order as designated by the Board or, in the absence of such designation, as determined by the length of time each has held such office continuously) shall, in the absence or disability of the President, perform the duties and exercise the powers of the President. The President, Executive Vice President, Chief Operating Officer, Chief Financial Officer, Senior Vice Presidents and any Vice President shall have such further powers and duties as may be prescribed by the Board from time to time or as may be delegated from time to time by the Chief Executive Officer or, in the case of the absence thereof, by the President, or as otherwise set forth herein, including the execution of documents binding the Company. As between the Company and third parties, any action taken by the President in the performance of the duties of or delegated by the Chief Executive Officer shall be conclusive evidence of the absence or inability to act of or such delegation by the Chief Executive Officer at the time such action was taken and any action taken by the Executive Vice President, Chief Operating Officer, Chief Financial Officer, Senior Vice Presidents or any Vice President in the performance of the duties of the President or delegated by the Chief Executive Officer or, in the absence thereof, by the President, shall be conclusive evidence of the absence or inability to act of the President at the time such action was taken or such delegation by the Chief Executive Officer or, in the absence thereof, by the President.

(h)          Chief Financial Officer. In addition to the duties set forth in Section 9(g), the Chief Financial Officer shall have responsibility for the day-to-day management and general oversight of the accounting and finance function of the Company and supervision of the Chief Accounting Officer, the Treasurer and Assistant Treasurers, if any, and other such duties and responsibilities as determined by the Chief Executive Officer, the President, if any, or the Board.

(i)           Chief Accounting Officer. The Chief Accounting Officer shall have responsibility for the day-to-day management and general oversight of the accounting and finance function of the Company and supervision of the accounting and reporting staff, and other such duties and responsibilities as determined by the Chief Financial Officer, the Chief Executive Officer, the President, if any, or the Board. In the case of the absence or disability of the Chief Financial Officer, the Chief Accounting Officer shall perform the duties and exercise the powers of the Chief Financial Officer, including the execution of documents binding the Company. As between the Company and third parties, any action taken by the Chief Accounting Officer in the performance of the duties of or delegated by the Chief Financial Officer shall be conclusive evidence of the absence or inability to act of or such delegation by the Chief Financial Officer at the time such action was taken.

(j)           Treasurer. The Treasurer shall have custody of the Company’s funds and securities, shall keep full and accurate accounts of receipts and disbursements, and shall deposit all moneys and valuable effects in the name and to the credit of the Company in such depository or depositories as may be designated by the Board. The Treasurer shall audit all payrolls and vouchers of the Company, receive, audit, and consolidate all operating and financial statements of the Company and its various departments, shall supervise the accounting and auditing practices of the Company, and shall have charge of matters relating to taxation. Additionally, the Treasurer shall have the power to endorse for deposit, collection, or otherwise all checks, drafts, notes, bills of exchange, and other commercial paper payable to the Company and to give proper receipts and discharges for all payments to the Company. The Treasurer shall perform such other duties as may be prescribed by the Board or as may be delegated from time to time by the Chief Executive Officer or, in the case of the absence thereof, by the President or by the Chief Financial Officer.

(k)          Assistant Treasurers. Each Assistant Treasurer shall have such powers and duties as may be prescribed by the Board from time to time or as may be delegated from time to time by the Chief Financial Officer or the Chief Executive Officer or, in the case of the absence thereof, by the President. The Assistant Treasurers (in the order as designated by the Board or, in the absence of such designation, as determined by the length of time each has held the office of Assistant Treasurer continuously) shall exercise the powers of the Treasurer during that officer’s absence or inability to act. As between the Company and third parties, any action taken by an Assistant Treasurer in the performance of the duties of the Treasurer or delegated by the Chief Financial Officer or the Chief Executive Officer or, in the absence thereof, by the President, shall be conclusive evidence of the absence or inability to act of the Treasurer at the time such action was taken or such delegation by the Chief Financial Officer or the Chief Executive Officer or, in the absence thereof, by the President.

(1)          Secretary. The Secretary shall maintain minutes of all meetings of the Board and of the consents in lieu of such minutes in the Company’s minute books, and shall cause notice of such meetings to be given when requested by any person or entity authorized to call such meetings. The Secretary may sign with the President, in the name of the Company, all contracts of the Company and affix the seal of the Company thereto. The Secretary shall have charge of the books, records and other papers as the Board may direct, all of which shall at all reasonable times be open to inspection by any member at the office of the Company during business hours. The Secretary shall perform such other duties as may be prescribed by the Board or as may be delegated from time to time by the Chief Executive Officer or, in the case of the absence thereof, by the President.

(m)         Assistant Secretaries. Each Assistant Secretary shall have such powers and duties as may be prescribed by the Board or as may be delegated from time to time by the Chief Executive Officer or, in the case of the absence thereof, by the President. The Assistant Secretaries (in the order designated by the Board or, in the absence of such designation, as determined by the length of time each has held the office of Assistant Secretary continuously) shall exercise the powers of the Secretary during that officer’s absence or inability to act. As between the Company and third parties, any action taken by an Assistant Secretary in the performance of the duties of the Secretary shall be conclusive evidence of the absence or inability to act of the Secretary at the time such action was taken.

(n)          General Counsel. The General Counsel shall be the chief legal officer of the Company, shall be responsible for carrying out or overseeing all legal activities of the

Company, shall provide legal counsel to the Company and shall have the power and authority to execute documents binding the Company.

(o)          Appointment of Initial Officers. The following individuals are hereby elected and appointed to the respective offices of the Company set forth opposite their respective names below, to hold such offices, subject to the provisions of this Agreement, until his or her successor is elected or appointed and qualified or until his or her earlier resignation or removal:

NAME	TITLE

Jeffrey P. Krasnoff	Chief Executive Officer
Jay Mantz	President
Cheryl Baizan	Chief Financial Officer
Liat Heller	Secretary

10.          Dissolution; Liquidation.

(a)          The Company shall be dissolved, and its affairs shall be wound up, solely upon the first to occur of the following, unless the Member elects to continue the Company to the extent permitted under the Act:

(i)         At the time specified in a written consent of the Member;

(ii)        At any time there is no remaining member of the Company; or

(iii)       At the time specified in a decree of judicial dissolution under the Act.

(b)          To the fullest extent permitted by law, the foregoing constitutes the only events upon which the Company shall be dissolved and its affairs wound up.

(c)          Upon the dissolution of the Company, the Board or its designee shall conduct the winding up of the affairs of the Company. The winding up of the Company shall be complete when all debts, liabilities, and obligations of the Company have been paid and discharged or reasonably adequate provision therefor has been made in accordance with the Act.

(d)          The existence of the Company shall continue until the cancellation of the Certificate as provided under the Act.

11.          Capital Contributions; Limited Liability Company Interests. The Member contributed the following amount, in cash, to the Company as a capital contribution in exchange for the limited liability company interests in the Company in the percentage set forth below:

Name	Capital Contribution	Limited Liability Company
		Interest Percentage

Rialto Holdings, LLC	$100.00	100%

The obligation of the Member to make a capital contribution is not intended to, and shall not be for the benefit of, enforceable by or provide any rights whatsoever to any person or entity (including, without limitation, any creditor), other than the Company. No other person or entity shall have any right whatsoever, directly or indirectly, through a relationship as a creditor or otherwise with the Member or the Company, to require capital contributions by the Member.

12.          Additional Capital Contributions. The Member may, but shall not be required to, make any additional capital contribution to the Company.

13.          Distributions. Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Board. Such distributions shall be made in accordance with, and no distribution shall be made if such distribution would violate, the Act.

14.         Assignment. The Member may assign or otherwise transfer or pledge in whole or in part its limited liability company interest.

15.          Resignation. The Member may resign from the Company to the extent permitted under the Act.

16.          Admission of Additional Members. Additional members of the Company may be admitted to the Company at the discretion of, and upon such terms and conditions as shall be approved by, the Member and the Board.

17.          Liability, Indemnification and Exculpation.

(a)          Liability. Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no member, manager (including the Managers), officer, employee, representative or agent of the Company, including, without limitation, the Member or any affiliate, officer, manager (including the Managers), director, committee member, shareholder, partner, member, employee, representative or agent thereof or any other member of the Company (each, a “Covered Person” and collectively, the “Covered Persons”), shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Covered Person.

(b)          Exculpation.

(i)          No Covered Person shall be liable to the Company or any other Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person’s gross negligence, willful misconduct or fraud.

(ii)         A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any person or entity as to matters the Covered Person reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses or any other facts pertinent to the existence and amount of assets from which distributions to the Member might properly be paid.

(c)          Fiduciary Duty.

(i)          To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any other Covered Person, a Covered Person acting under this Agreement shall not be liable to the Company or to any other Covered Person for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Covered Person.

(ii)         Unless otherwise expressly provided herein, (A) whenever a conflict of interest exists or arises between Covered Persons, or (B) whenever this Agreement or any other agreement contemplated herein or therein provides that a Covered Person shall act in a manner that is, or provides terms that are, fair and reasonable to the Company or the Member, the Covered Person shall resolve such conflict of interest, taking such action or providing such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Covered Person, the resolution, action or term so made, taken or provided by the Covered Person shall not constitute a breach of this Agreement or any other agreement contemplated herein or of any duty or obligation of the Covered Person at law or in equity or otherwise.

(iii)        Whenever in this Agreement a Covered Person is permitted or required to make a decision in (A) its “discretion” or under a grant of similar authority or latitude, the Covered Person shall be entitled to consider such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Company or any other person or entity, or (B) its “good faith” or under another express standard, the Covered Person shall act under such express standard and shall not be subject to any other or different standard imposed by this Agreement or applicable law.

(d)          Indemnification. To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any such loss, damage or claim incurred by reason of such Covered Person’s gross negligence, willful misconduct or fraud with respect to such acts or omissions; provided, however, that any indemnity under this Section 17 shall be provided out of and to the extent of Company assets only, and no member of the Company (including the Member) shall have any personal liability on account thereof.

(e)          Expenses. To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of a written undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in this Section 17.

(f)           Outside Businesses. The Member may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Company, and the Company and any member thereof shall have no rights by virtue of this Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Company, shall not be deemed wrongful or improper. Neither the Member nor the any of the Managers shall be obligated to present any particular investment opportunity to the Company even if such opportunity is of a character that, if presented to the Company, could be taken by the Company, and the Member or any Manager shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment opportunity.

18.          Notice. Any notice or demand required or permitted to be given or made to or upon any party hereto shall be deemed to have been duly given or made for all purposes if (i) in writing and delivered by hand or overnight express courier service against receipt, or sent by certified mail, postage prepaid, return receipt requested, or (ii) sent by electronic mail or facsimile, and followed by a copy delivered or sent in the manner provided in clause (i) above, to such party at the address set forth in Section 7, or at such other address as any party hereto may at any time, or from time to time, direct by notice given to the other party in accordance with this Section 18. The date of giving or making of any such notice or demand shall be the earlier of the date of actual receipt, or three (3) business days after such notice or demand is sent, or, if sent in accordance with clause (ii) of this Section 18, the business day next following the day such notice or demand is actually transmitted. For the purposes of this Section 18, the address of the Member is set forth under Section 7 of this Agreement, and the address of the Company is set forth in Section 4 of this Agreement.

19.          Expenses. The Member and/or the Managers, as applicable, will be reimbursed their reasonable costs of managing and/or participating in the management of the Company, including legal, travel, telephone, hotel, meals and related expenses.

20.          Fiscal Year. The Company’s accounting period shall terminate as of November 30th of each calendar year, unless otherwise established by a written consent of the Member or unless otherwise required by applicable law.

21.          Books and Records. At all times during the continuance of the Company, proper and true books of account shall be kept wherein shall be entered particulars of (a) all moneys, goods, or effects belonging to or owing to or by the Company, or paid, received, sold, or purchased in the course of the Company’s business, and (b) all such other transactions, matters, and things relating to the business of the Company as are usually entered in books of account kept by persons engaged in businesses of a like kind and character. Said books of account shall be kept at the principal office of the Company or at the office of the accountant or other persons or firms retained by the Company.

22.         Amendment. This Agreement may only be amended or modified by written consent of the Member.

23.          Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof, all rights and remedies being governed by said law.

24.          Cumulative Remedies. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any and all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

25.          Binding Effect. This Agreement shall be binding upon and inure to the benefit of all of the parties hereto and, to the extent permitted by this Agreement, their successors, legal representatives and assigns.

26.          Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

27.          No Rights of Creditors or Third Parties under this Agreement. This Agreement is entered into among the Company and the Member for the exclusive benefit of the Company, its Member, and their permitted successors and assignees. This Agreement is expressly not intended for the benefit of any creditor of the Company or any other third party. Except and only to the extent provided by applicable statute, no such creditor or any third party shall have any rights under this Agreement or any agreement between the Company and the Member with respect to any capital contribution, distribution or otherwise.

28.          Headings. The headings, titles, and subtitles herein are inserted for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

29.          Counterparts. This Agreement may be executed (including, without limitation, by facsimile signature or PDF) in one or more counterparts, with the same effect as if the parties had signed the same document. Each counterpart so executed shall be deemed to be an original, and all such counterparts shall be construed together and shall constitute one agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has duly executed this Agreement effective as of the date first written above.

SOLE MEMBER:

RIALTO HOLDINGS, LLC, a Delaware limited liability company

By:	/s/ Cheryl Baizan
Cheryl Baizan, Chief Financial Officer

Each of the undersigned executes and delivers this Agreement for the sole purpose of accepting his or her appointment as a Manager and, in connection herewith, agrees to the terms of this Agreement.

BOARD OF MANAGERS

/s/ Jeffrey Krasnoff
Name: Jeffrey Krasnoff
Title: Manager

/s/ Jay Mantz
Name: Jay Mantz
Title: Manager

/s/ Cheryl Baizan
Name: Cheryl Baizan
Title: Manager

[Signature Page to Limited Liability Company Agreement

of RIALTO COMMERCIAL MORTGAGE SECURITIES, LLC]